UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 31, 2016
Date of Earliest Event Reported: October 31, 2016
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma
(Address of principal executive offices)
74136
(Zip code)
(918) 743-7575
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in this Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 2.02	Results of Operations and Financial Condition.

On October 31, 2016, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing its earnings for the third quarter ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.2 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 27, 2016, the Partnership issued a press release announcing a cash distribution for its Class A Convertible Preferred Units as further described below and in the press release. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

On October 31, 2016, the Partnership issued a press release announcing its earnings for third quarter of 2016 and reaffirmation of $140 million borrowing base. A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

As of October 31, 2016, the Partnership has posted on its website an updated investor presentation entitled "Supplemental Third Quarter 2016 Results" dated October 31, 2016. The presentation may be accessed by going to www.midconenergypartners.com, and selecting Events and Presentations under the Investor Relations Tab.

Item 8.01	Other Events.

On October 27, 2016, the Partnership issued a press release announcing that the Board of Directors of its general partner, Mid-Con Energy GP, LLC, declared a cash distribution for its Class A Convertible Preferred Units (the “Preferred Units”) for the period from August 11, 2016 to September 30, 2016. A cash distribution of approximately $0.024 per Preferred Unit will be paid on November 14, 2016 to holders of record as of the close of business on November 7, 2016.

Item 9.01	Financial Statements and Exhibits.

Exhibits
99.1 Press release dated October 27, 2016.
99.2 Press release dated October 31, 2016.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: October 31, 2016	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary